NATIONAL HOLDING CORPORATION ANNOUNCES
FISCAL SECOND QUARTER 2016 FINANCIAL RESULTS

Management to Host Conference Call on May 17, 2016 at 9:00 a.m. ET

NEW YORK, NY, May 16, 2016 – National Holding Corporation (NASDAQ:NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing diverse services including tax preparation & accounting services, today announced its financial results for the fiscal second quarter 2016 ended March 31, 2016.

Second Quarter Fiscal 2016 Financial Highlights

•	Revenue of $42.0 million, versus $42.9 million for the second quarter of fiscal 2015 and $39.6 million for the first quarter of fiscal 2016

•	Investment banking revenue increased 38% year-over-year to $6.1 million

•	Operating expenses included $0.5 million in professional fees related to the merger agreement with Fortress Biotech, Inc.

•	Net income increased 10% year-over-year to $0.4 million

•	Adjusted EBITDA increased 16% year-over-year to $1.2 million

•	Cash, receivables from clearing organizations and securities of $26.8 million and no debt at 3/31/16

•	Equity of $45.2 million at 3/31/16

Management Commentary
“Consistent with our diversification strategy, revenue excluding commissions and related fees grew 10%, nearly offsetting another year-over-year drop in our brokerage-related revenues,” said Mark Goldwasser, President of National. “Our non-brokerage revenues, which offer us comparatively greater profitability, accounted for almost 40% of our total revenue in the period, the highest percentage we have ever achieved.
“Our alternative investments business continued to perform well with revenue ahead of prior year levels and demand for other investment vehicles remained strong. Our highest growth business for the quarter was clearly Investment Banking, where revenue increased 38% and our deal pipeline remains solid. Elsewhere, we experienced moderate growth in our seasonally-strong Tax Prep and Accounting business, resulting from the acquisition of a small tax and accounting practice in 2015, and some stabilization in our Investment Advisory and Trading businesses, but saw Transfer Fees and Clearing Services fall in tandem with the drop in commissions resulting from reduced retail trading.”
Added Robert Fagenson, Executive Chairman and Chief Executive Office of National, ”We’re pleased to report a second straight quarter of sequential improvement in revenue, net income and Adjusted EBITDA. We believe we have a solid mix of businesses in place that offer attractive long-term revenue and profit growth potential. Some of these businesses, like Investment Banking, we can grow organically, while others can benefit greatly from bolt-on and possibly larger acquisitions that can produce improved economies of scale and greater cross-selling opportunities. The bottom line is that we remain focused on further diversifying our revenue base and scaling our businesses, particularly our brokerage system of registered representatives and investment advisors, while working to lower the cost base of our various business lines.”

Fiscal Second Quarter 2016 Financial Results
National Holdings reported fiscal second quarter 2016 revenue of $42.0 million, a decline of 2% versus $42.9 million in the fiscal second quarter 2015. The Company experienced an 8% decrease in commission revenues to $23.7 million in the second quarter as volatility in the market place in January and early February contributed to lower than normal commission and trading volumes. Investment banking revenue in the second quarter of 2016 increased 38% to $6.1 million driven by a strong deal pipeline with solid offerings and executions. Investment advisory revenue decreased slightly to $3.3 million on lower securities market values that reduced the billable asset base. Revenues from the Company’s tax and accounting business increased by 5% in the second quarter to $3.9 million. Net Dealer Inventory Gains remained relatively stable at $2.6 million despite industry volume contraction related to small cap markets, lack of volatility due to low but rising interest rates and Fed rate hike uncertainty and fixed income products falling out of favor due to equity market returns.
Total expenses decreased 2% to $41.4 million for the quarter ended March 31, 2016, compared with $42.4 million in the quarter ended March 31, 2015. The decrease in total expenses was due to a decline in commissions, compensation and fees, which fell $0.2 million or 1% to $35.9 million, a decline in clearing fees, which fell $0.4 million or 41% to $0.5 million and a decline in other administrative expenses, which fell $0.5 million or 34% to $1.1 million.
Income from operations for the three months ended March 31, 2016 was $0.6 million, compared with income of $0.5 million for the three months ended March 31, 2015. Net income for the three months ended March 31, 2016 was $0.4 million, or $0.03 per basic and diluted share, compared with net income of $0.3 million, or $0.03 per basic and diluted share in 2015. Adjusted EBITDA, a non-GAAP measure, was $1.2 million in the quarter ended March 31, 2016, compared with $1.0 million in the quarter ended March 31, 2015.
Balance Sheet
As of December 31, 2015, National Holdings had $26.8 million in cash and equivalents, receivables from broker dealers and clearing organizations, and marketable securities and no debt, versus $28.6 million and no debt as of September 30, 2015. The company reported total stockholder’s equity of approximately $45.2 million, which represents a $0.1 million decrease from September 30, 2015.
Fiscal Second Quarter 2016 Financial Results Conference Call
Management will host a conference call to discuss the operating and financial results at 9:00am ET on Tuesday, May 17, 2016. To participate in the conference call, please dial (800) 279-9534 or (719) 457-2602 approximately 10 minutes prior to the call. Please reference conference ID #7044359.
A live webcast of the conference call will be available at https://www.webcaster4.com/Webcast/Page/1363/15249 Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.
A replay of the conference call will be available through June 9, 2016 and can be accessed by dialing (888) 203-1112 or (719) 457-0820, conference ID #7044359. A webcast replay of the conference call will also be available in the Investors section of the Company’s website following the call.

About National Holdings Corporation
National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National Holdings was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.
FORWARD-LOOKING STATEMENTS
This press release provides cautionary statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements we make in this report or in other documents that reference this press release. All statements that express or involve discussions as to: expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as we or our management believes, expects, anticipates or hopes and words or phrases such as will result, are expected to, will continue, is anticipated, estimates, projection and outlook, and words of similar import) are not statements of historical facts and may be forward-looking. These forward looking statements are based largely on our expectations and are subject to a number of risks and uncertainties including, but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in the documents filed by us with the Securities and Exchange Commission ("SEC"). Many of these factors are beyond our control. Actual results could differ materially from the forward-looking statements we make in this report or in other documents that reference this report. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report or other documents that reference this report will, in fact, occur.

These forward-looking statements involve estimates, assumptions and uncertainties, and, accordingly, actual results could differ materially from those expressed in the forward-looking statements. These uncertainties include, among others, the following: (i) the inability of our broker-dealer operations to operate profitably in the face of intense competition from larger full service and discount brokers; (ii) a general decrease in merger and acquisition activities and our potential inability to receive success fees as a result of transactions not being completed; (iii) increased competition from business development portals; (iv) technological changes; (v) our potential inability to implement our growth strategy through acquisitions or joint ventures; and (vi) our potential inability to secure additional debt or equity financing.

Other uncertainties related to the transaction contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 27, 2016, by and among National Holdings Corporation, a Delaware corporation (“National” or the “Company”), Fortress Biotech, Inc., a Delaware corporation ("Fortress"), and FBIO Acquisition, Inc., a Delaware corporation ("Acquisition Sub") include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) successful completion of the proposed transactions on a timely basis; (iii) uncertainties as to how many of the Company shareholders will tender their shares into the tender offer; (iv) the impact of regulatory reviews on the proposed transaction; (v) the outcome of any legal proceedings that may be instituted against one or both of the Company and Fortress and others following the announcement of the Merger Agreement; (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vii) other factors described in the Company’s filings with the SEC, including reports on Forms 10-K, 10-Q, and 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time and it is not possible for our management to predict all of such factors, nor can our management assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	September 30,
	2016	2015
	(Unaudited)
ASSETS
Cash	$22,747,000	$24,642,000
Restricted cash	373,000	218,000
Cash deposits with clearing organizations	1,030,000	1,005,000
Securities owned, at fair value	510,000	887,000
Receivables from broker-dealers and clearing organizations	3,552,000	3,078,000
Forgivable loans receivable	1,567,000	1,368,000
Other receivables, net	4,509,000	3,709,000
Prepaid expenses	2,028,000	1,727,000
Fixed assets, net	756,000	712,000
Intangible assets, net	6,958,000	7,331,000
Goodwill	6,531,000	6,531,000
Deferred tax asset, net	11,629,000	11,662,000
Other assets, principally refundable deposits	310,000	512,000
Total Assets	$62,500,000	$63,382,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, not yet purchased, at fair value	$1,000	$32,000
Accrued commissions and payroll payable	10,470,000	10,244,000
Accounts payable and accrued expense	5,510,000	6,602,000
Deferred clearing and marketing credits	1,100,000	1,205,000
Other	226,000	37,000
Total Liabilities	17,307,000	18,120,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	-	-
Common stock $0.02 par value, 150,000,000 shares authorized; 12,440,035 and 12,473,968 issued and outstanding at March 31, 2016 and at September 30, 2015, respectively	249,000	249,000
Additional paid-in-capital	80,295,000	80,282,000
Accumulated deficit	(35,366,000)	(35,284,000)

Total National Holdings Corporation Stockholders’ Equity	45,178,000	45,247,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	45,193,000	45,262,000

Total Liabilities and Stockholders’ Equity	$62,500,000	$63,382,000
 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Month Periods Ended March 31,		Six Month Periods Ended March 31,
	2016	2015	2016	2015
Revenues
Commissions	$23,676,000	$25,746,000	$46,671,000	$50,162,000
Net dealer inventory gains	2,599,000	2,705,000	5,143,000	6,143,000
Investment banking	6,069,000	4,391,000	12,186,000	9,513,000
Investment advisory	3,316,000	3,527,000	6,976,000	7,352,000
Interest and dividends	794,000	847,000	1,712,000	1,678,000
Transaction fees and clearing services	1,549,000	1,853,000	3,921,000	4,567,000
Tax preparation and accounting	3,936,000	3,748,000	4,836,000	4,507,000
Other	93,000	100,000	209,000	193,000
Total Revenues	42,032,000	42,917,000	81,654,000	84,115,000

Operating Expenses
Commissions, compensation and fees	35,883,000	36,099,000	70,593,000	71,397,000
Clearing fees	527,000	886,000	1,290,000	1,528,000
Communications	812,000	936,000	1,645,000	1,964,000
Occupancy	969,000	981,000	1,904,000	1,979,000
License and registration	383,000	378,000	740,000	690,000
Professional fees	1,484,000	1,198,000	2,570,000	2,007,000
Interest	2,000	2,000	3,000	6,000
Depreciation and amortization	296,000	294,000	596,000	568,000
Other administrative expenses	1,061,000	1,610,000	2,342,000	2,928,000
Total Operating Expenses	41,417,000	42,384,000	81,683,000	83,067,000
Income (loss) before Income Tax Expense	615,000	533,000	(29,000)	1,048,000

Income tax expense	245,000	196,000	53,000	417,000
Net Income (loss)	$370,000	$337,000	$(82,000)	$631,000

Net income (loss) per share - Basic	$0.03	$0.03	$(0.01)	$0.05
Net income (loss) per share - Diluted	$0.03	$0.03	$(0.01)	$0.05
Weighted number of shares outstanding - Basic	12,440,035	12,446,365	12,459,940	12,446,365
Weighted number of shares outstanding - Diluted	12,440,035	12,502,758	12,459,940	12,497,628

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Net income (loss), as reported	$370,000	$337,000	$(82,000)	$631,000
Interest expense	2,000	2,000	3,000	6,000
Income taxes	245,000	196,000	53,000	417,000
Depreciation	116,000	82,000	223,000	159,000
Amortization	180,000	212,000	373,000	409,000
EBITDA	913,000	829,000	570,000	1,622,000
Non-cash compensation expense	62,000	85,000	99,000	253,000
Forgivable loan amortization	183,000	83,000	324,000	149,000
EBITDA, as adjusted	$1,158,000	$997,000	$993,000	$2,024,000

Contacts:
National Holdings Corporation
Robert Fagenson, Executive Chairman & Chief Executive Officer        Tel: +1 212 417 8210

LHA
Ed McGregor/Jody Burfening                        Tel: +1 212 838 3777
emcgregor@lhai.com